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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our report dated September 1, 1999, accompanying the consolidated financial statements of Cambio Inc., and subsidiaries included in the Annual Report on Form 10-KSB for the year ended June 30, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ Grant Thornton LLP


San Jose, California
April 13, 2000